Exhibit 99.2

TD HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 17, 2022, Shenzhen Baiyu Jucheng Data Technology Co., Ltd. (“Shenzhen Baiyu Jucheng”), a wholly owned subsidiary of TD Holdings, Inc. entered into a set of variable interest entity agreements (the “VIE Agreements”) with Shenzhen Tongdow Internet Technology Co., Ltd. (“Tongdow Internet Technology”) and Shanghai Zhuotaitong Industry Co., Ltd. ( “Shanghai Zhuotaitong”), the sole shareholder of Tongdow Internet Technology. Pursuant to the terms of the VIE Agreements, Shenzhen Baiyu Jucheng   agreed to pay to the Shanghai Zhuotaitong   a total of RMB650 million in exchange for 65% of the equity interest of Tongdow Internet Technology.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) present the historical consolidated financial statements of TD Holdings, Inc. and Tongdow Internet Technology, adjusted to give effect to the acquisition.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X as the Acquisition constitutes a significant acquisition.

The following unaudited pro forma financial statements present (i) our unaudited pro forma balance sheet as of June 30, 2022 and (ii) our unaudited pro forma statement of operations and comprehensive income for the six months ended June 30, 2022. The unaudited pro forma balance sheet has been developed by applying pro forma adjustments to our historical balance sheet to give effect to the acquisition as if it had occurred on January 1, 2022. The unaudited pro forma statement of operations and comprehensive income has been developed by applying pro forma adjustments to our historical statement of operations to give effect to the acquisition as if it had occurred on January 1, 2022.

TD HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF JUNE 30, 2022 (UNAUDITED)

	TD Holdings, INC.	Shenzhen Tongdow Internet Technology Co., Ltd.	Adjustments		Combined Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,925,416	$4,829	$-		$3,930,245
Loans receivable from third parties	177,575,850	-	-		177,575,850
Accounts receivable	2,997	-	-		2,997
Prepayments	218	-	-		218
Other current assets	5,148,250	3,149,051	-		8,297,301
Inventories	1,505,869	-	-		1,505,869
Total current assets	188,158,600	3,153,880	-		191,312,480

NON-CURRENT ASSETS
Plant and quipment, net	3,809	-	-		3,809
Goodwill	67,475,493	-	97,777,896	(a)	165,253,389
Intangible assets, net	18,246,404	42,092,559	-		60,338,963
Right-of-use assets, net	737,385	-	-		737,385
Total non-current assets	86,463,091	42,092,559	97,777,896		226,333,546
TOTAL ASSETS	$274,621,691	$45,246,439	$97,777,896		$417,646,026

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$3,058,260	$-	$-		$3,058,260
Bank borrowings	1,072,802	-	-		1,072,802
Third party loans payable	465,344	-	-		465,344
Contract liabilities	5,184	-	-		5,184
Income tax payable	10,068,891	-	-		10,068,891
Lease liabilities	316,978	-	-		316,978
Other current liabilities	4,864,492	46,673,762	96,850,136	(a)	148,388,390
Convertible promissory notes	4,397,325	-	-		4,397,325
NON-CURRENT LIABILITIES
Deferred tax liabilities	3,572,320	-	-		3,572,320
Lease liabilities	435,842	-	-		435,842
TOTAL LIABILITIES	28,257,438	46,673,762	96,850,136		171,781,336

EQUITY(DEFICIT)
Common stock (par value $0.001 per share, 600,000,000 shares authorized; 273,680,088 and 138,174,150 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively)	273,680	-	-		273,680

Paid-in capital	-	1,634,120	(1,634,120)	(a)	-
Additional paid-in capital	284,805,054	-	-		284,805,054
Statutory surplus reserve	1,477,768	-	-		1,477,768
Accumulated deficit	(39,181,475)	(3,021,183)	3,021,183	(a)	(39,181,475)
Accumulated other comprehensive (loss)/income	(1,010,774)	(40,260)	40,260	(a)	(1,010,774)
Total equity (deficit)	246,364,253	(1,427,323)	1,427,323		246,364,253
NONCONTROLLING INTERESTS	-	-	(499,563)	(a)	(499,563)
Total equity	246,364,253	(1,427,323)	927,760		245,864,690
TOTAL LIABILITIES AND EQUITY(Deficit)	$274,621,691	$45,246,439	$97,777,896		$417,646,026

See accompanying notes to the unaudited pro forma condensed combined financial statements.

TD HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

	TD Holdings, INC.	Shenzhen Tongdow Internet Technology Co., Ltd.	Adjustments	Combined Pro Forma

REVENUES
- Sales of commodity products – third parties	$100,692,259	$-	$-	$100,692,259
- Sales of commodity products – related parties
- Supply chain management services – third parties	1,150,252	22,321		1,172,573
TOTAL REVENUES	101,842,511	22,321		101,864,832
COST OF REVENUES
- Commodity product Sales-third parties	$(100,840,754)	$-	$-	$(100,840,754)
- Commodity product sales-related parties
- Supply chain management services – third parties	(5,690)	(23)	-	(5,713)
TOTAL COST OF REVENUES	(100,846,444)	(23)	-	(100,846,467)
GROSS PROFIT	996,067	22,298	-	1,018,365

OPERATING EXPENSES:
Selling, general, and administrative expenses	(4,123,486)	(2,441,954)	-	(6,565,440)
Share-based payment for service	-	-		-
Total operating expenses	(4,123,486)	(2,441,954)	-	(6,565,440)
LOSS FROM OPERATIONS	(3,127,419)	(2,419,656)	-	(5,547,075)

OTHER INCOME (EXPENSE)
Interest income	8,756,659	-	-	8,756,659
Interest expenses	(239,442)	(32,771)	-	(239,442)
Amortization of beneficial conversion feature relating to issuance of convertible promissory notes	(533,658)	-	-	(533,658)
Other income (expenses), net	(126,244)	1,157	-	(125,087)
Total other income, net	7,857,315	1,157	-	7,858,472
INCOME (LOSS) BEFORE INCOME TAXES	4,729,896	(2,418,499)	-	2,311,397

PROVISION FOR INCOME TAXES	(1,710,768)	-	-	(1,710,768)

NET INCOME (LOSS)	3,019,128	(2,418,499)	-	600,629
COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(12,677,381)	34,261	-	(12,643,120)
TOTAL COMPREHENSIVE LOSS	$(9,658,253)	$(2,384,238)	$-	$(12,042,491)

Loss attributable to the owners of the company	(9,658,253)	-	(1,549,755)	(11,208,008)
Loss attributable to the miniority shareholders	-	-	(834,483)	(834,483)

WEIGHTED AVERAGE NUMBER OF SHARES OF ORDINARY SHARES
Basic	206,060,364	-	-	206,060,364
Diluted	235,314,010	-	-	235,314,010

LOSS PER SHARE
Basic	$0.01	$-	$-	$0.01
Diluted	0.01	-	-	0.01

See accompanying notes to the unaudited pro forma condensed combined financial statements.

TD HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.  Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provision of ASC 805 on the basis of TD Holding, Inc. and its subsidiaries (the “Company”) as the accounting acquirer of Shenzhen Tongdow Internet Technology Co., Ltd. Under the acquisition method, the acquisition date fair value of the gross consideration paid by the Company to close the acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair value. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amount recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. The Company believes that its assumptions and methodologies provided a reasonable basis for presenting all the significant effects of the acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet combines the Company’s and Shenzhen Tongdow Internet Technology Co., Ltd.’s balance sheets as of June 30, 2022 as if the acquisition had occurred on January 1, 2022. The unaudited pro forma condensed combined statement of operations combines the Company’s and Shenzhen Tongdow Internet Technology Co., Ltd.’s operations for the six months ended June 30, 2022, presented as if the acquisition had been completed on January 1, 2022. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Company and Shenzhen Tongdow Internet Technology Co., Ltd. after considering the effect of the adjustments described in these footnotes.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the operations of the Company and Shenzhen Tongdow Internet Technology Co., Ltd. Further, actual results may be different from these unaudited pro forma combined financial statements. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Shenzhen Tongdow Internet Technology Co., Ltd.

2.  Estimated Preliminary Purchase Price Allocation

The preliminary consideration and allocation of the purchase price to the fair value of Shenzhen Tongdow Internet Technology Co., Ltd.’s assets acquired and liabilities assumed as if the acquisition date was June 30, 2022 is presented below:

Calculation of consideration per the stock purchase agreement
Cash		$96,850,136
Total consideration		$96,850,136

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents@65%	$3,139
Other current assets@65%	2,046,883
Intangible assets, net@65%	27,360,163
Other current liabilities@65%	(30,337,945)
Total identifiable net assets@65%		(927,760)
Goodwill		97,777,896
Net assets acquired		$96,850,136

Goodwill represents the excess of the purchase price over the amounts assigned to the fair value of the assets acquired and the liabilities assumed of Shenzhen Tongdow Internet Technology Co., Ltd.

The Company has not completed the detailed valuation necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company based on the information currently available and are subject to change once additional analyses are completed.

As the goodwill calculation above assumed full payment of the purchase price, the final amount recorded may differ materially from the information presented.

3. Pro forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the acquisition and has been prepared for informational purpose only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The pro forma adjustments are comprised of the following elements:

(a)	Represents acquisition consideration allocated to assets acquired and liabilities assumed in the acquisition, and the allocation to goodwill, which was the amount that the purchase price exceeded the fair value of the identifiable net assets, and the elimination of the equity of Shenzhen Tongdow Internet Technology Co., Ltd. that the Company acquired.

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